EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS SEPTEMBER 2008

OPERATIONAL PERFORMANCE

HOUSTON, Oct. 1, 2008 - Continental Airlines (NYSE: CAL) today reported a September consolidated (mainline plus regional) load factor of 76.5 percent, 2.5 points below the September 2007 consolidated load factor, and a mainline load factor of 77.4 percent, 1.8 points below the September 2007 mainline load factor. In addition, the carrier reported a domestic mainline September load factor of 78.5 percent, 2.6 points below the September 2007 domestic mainline load factor, and an international mainline load factor of 76.3 percent, 0.9 points below September 2007.

During the month, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 82.1 percent and a mainline segment completion factor of 94.4 percent. Continental's operational performance was negatively impacted by Hurricane Ike in mid-September.

In September 2008, Continental flew 6.5 billion consolidated revenue passenger miles (RPMs) and 8.5 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic decrease of 10.9 percent and a capacity decrease of 8.1 percent as compared to September 2007. In September 2008, Continental flew 5.8 billion mainline RPMs and 7.5 billion mainline ASMs, resulting in a mainline traffic decrease of 10.9 percent and a mainline capacity decrease of 8.8 percent as compared to September 2007. Domestic mainline traffic was 2.9 billion RPMs in September 2008, down 16.2 percent from September 2007, and domestic mainline capacity was 3.7 billion ASMs, down 13.4 percent from September 2007.

For September 2008, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 8.0 and 9.0 percent compared to September 2007, while mainline passenger RASM is estimated to have increased between 9.0 and 10.0 percent compared to September 2007. For August 2008, consolidated passenger RASM increased 5.3 percent compared to August 2007, while mainline passenger RASM increased 6.1 percent compared to August 2007.

Continental ended the third quarter with an unrestricted cash, cash equivalents and short-term investments balance of approximately $2.76 billion. This balance excludes all student loan-related auction rate securities.

Continental's regional operations had a September load factor of 69.5 percent, 7.0 points below the September 2007 regional load factor. Regional RPMs were 665.3 million and regional ASMs were 957.7 million in September 2008, resulting in a traffic decrease of 10.6 percent and a capacity decrease of 1.5 percent versus September 2007.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,500 daily departures throughout the Americas, Europe and Asia, serving 122 domestic and 120 international destinations. More than 550 additional points are served via SkyTeam alliance airlines. With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For the fifth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2008 list of World's Most Admired Companies. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's high leverage, the significant cost of aircraft fuel, the company's transition to a new global alliance, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
SEPTEMBER	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	2,889,642	3,448,145	-16.2	Percent

International	2,939,376	3,097,052	-5.1	Percent
Transatlantic	1,779,464	1,814,237	-1.9	Percent
Latin America	591,423	671,055	-11.9	Percent
Pacific	568,489	611,760	-7.1	Percent

Mainline	5,829,018	6,545,197	-10.9	Percent
Regional	665,285	743,920	-10.6	Percent
Consolidated	6,494,303	7,289,117	-10.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,678,834	4,250,123	-13.4	Percent

International	3,849,950	4,009,227	-4.0	Percent
Transatlantic	2,338,025	2,303,334	1.5	Percent
Latin America	774,378	898,551	-13.8	Percent
Pacific	737,547	807,342	-8.6	Percent

Mainline	7,528,784	8,259,350	-8.8	Percent
Regional	957,659	972,306	-1.5	Percent
Consolidated	8,486,443	9,231,656	-8.1	Percent
PASSENGER LOAD FACTOR
Domestic	78.5 Percent	81.1 Percent	-2.6	Points

International	76.3 Percent	77.2 Percent	-0.9	Points
Transatlantic	76.1 Percent	78.8 Percent	-2.7	Points
Latin America	76.4 Percent	74.7 Percent	1.7	Points
Pacific	77.1 Percent	75.8 Percent	1.3	Points

Mainline	77.4 Percent	79.2 Percent	-1.8	Points
Regional	69.5 Percent	76.5 Percent	-7.0	Points
Consolidated	76.5 Percent	79.0 Percent	-2.5	Points
ONBOARD PASSENGERS
Mainline	3,162,971	3,751,807	-15.7	Percent
Regional	1,239,585	1,383,022	-10.4	Percent
Consolidated	4,402,556	5,134,829	-14.3	Percent
CARGO REVENUE TON MILES (000)
Total	78,208	86,687	-9.8	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	33,059,679	34,292,569	-3.6	Percent

International	31,198,331	29,746,500	4.9	Percent
Transatlantic	16,593,207	15,282,538	8.6	Percent
Latin America	9,173,141	8,672,677	5.8	Percent
Pacific	5,431,983	5,791,285	-6.2	Percent

Mainline	64,258,010	64,039,069	0.3	Percent
Regional	7,603,772	7,456,823	2.0	Percent
Consolidated	71,861,782	71,495,892	0.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	39,572,803	40,646,586	-2.6	Percent

International	39,551,824	37,045,626	6.8	Percent
Transatlantic	21,367,474	19,032,122	12.3	Percent
Latin America	11,109,442	10,654,600	4.3	Percent
Pacific	7,074,908	7,358,904	-3.9	Percent

Mainline	79,124,627	77,692,212	1.8	Percent
Regional	9,937,632	9,495,359	4.7	Percent
Consolidated	89,062,259	87,187,571	2.2	Percent
PASSENGER LOAD FACTOR
Domestic	83.5 Percent	84.4 Percent	-0.9	Points

International	78.9 Percent	80.3 Percent	-1.4	Points
Transatlantic	77.7 Percent	80.3 Percent	-2.6	Points
Latin America	82.6 Percent	81.4 Percent	1.2	Point
Pacific	76.8 Percent	78.7 Percent	-1.9	Points

Mainline	81.2 Percent	82.4 Percent	-1.2	Points
Regional	76.5 Percent	78.5 Percent	-2.0	Points
Consolidated	80.7 Percent	82.0 Percent	-1.3	Points
ONBOARD PASSENGERS
Mainline	37,714,489	38,649,351	-2.4	Percent
Regional	13,794,791	13,549,347	1.8	Percent
Consolidated	51,509,280	52,198,698	-1.3	Percent
CARGO REVENUE TON MILES (000)
Total	770,009	757,688	1.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
SEPTEMBER	2008	2007	Change
On-Time Performance [1]	82.1%	88.0%	(5.9)	Points
Completion Factor [2]	94.4%	99.8%	(5.4)	Points
August 2008 year-over-year consolidated RASM change			5.3	Percent
August 2008 year-over-year mainline RASM change			6.1	Percent
September 2008 estimated year-over-year consolidated RASM change			8.0 - 9.0	Percent
September 2008 estimated year-over-year mainline RASM change			9.0 - 10.0	Percent
September 2008 estimated average price per gallon of fuel, including fuel taxes			3.77	Dollars
Third Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			3.86	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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